UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

WORTHINGTON ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

______________________________

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WORTHINGTON ENERGY, INC.

220 MONTGOMERY STREET, SUITE 1094

SAN FRANCISCO, CA 94104

(775)450-1515

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Worthington Energy, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Worthington Energy, Inc. (the "Company"), a Nevada corporation. The Board of Directors of the Company (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board:

1.	To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) share for every twenty-five (25) existing shares of common stock outstanding. There will be no change in the authorized shares of common stock of the Company and any fractional shares will be rounded up (the “Reverse Split”).

The Reverse Split has been approved by the Board of Directors and the stockholders of action by written consent (the “Written Consent”) as of June 4, 2014 (the “Record Date”) by the majority stockholder holding 65.13% of the voting rights of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) consisting of 131,112 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”), where each share of Series A Preferred Stock is entitled to 750 votes of Common Stock for each share of Series A Preferred Stock. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Reverse Split will become effective no sooner than twenty (20) days after we mail this notice and the accompanying Information Statement to our stockholders,

The written consent that we received constitutes the only stockholder approval required for the actions under Nevada law and, as a result, no further action by any other stockholder is required to approve the actions and we have not and will not be soliciting your approval of the Reverse Split.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about June 18, 2014. This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Reverse Split, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission (the “SEC”). We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

By Order of the Board of Directors,

/s/ Charles F. Volk, Jr.

Charles F. Volk, Jr.

Chief Executive Officer

June 17, 2014

WORTHINGTON ENERGY, INC.

220 MONTGOMERY STREET, SUITE 1094

SAN FRANCISCO, CA 94104

(775) 450-1515

____________________________________________

INFORMATION STATEMENT

June 17, 2014

Action by Written Consent of Majority Stockholders

____________________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Exchange Act, to the holders (the “Stockholders”) of the Common Stock, of Worthington Energy, Inc., a Nevada corporation (the “Company” or “Worthington Energy”), to notify such Stockholders of the following:

1.	On May 29, 2014, the Board of Directors of the Company approved the a reverse stock split of the Company’s common stock in a ratio of one (1) share for every twenty-five (25) existing shares of common stock outstanding (the “Reverse Split”), subject to Stockholder approval, in accordance with the Nevada Revised Statutes (“the NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

2.	On June 4, 2014, the Company received written consents in lieu of a meeting of Stockholders from holders of 65.13% of the voting rights of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”) consisting of 131,112 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”), where each share of Series A Preferred Stock is entitled to 750 votes of Common Stock for each share of Series A Preferred Stock, authorizing the adoption of the Reverse Split. There will be no change in the authorized shares of common stock of the Company and any fractional shares will be rounded up.

The Company is filing this Proxy Statement on Schedule 14C (the “Proxy Statement”) voluntarily. The Company is not registered under Section 12(b) or 12(g) of the Exchange Act and is not required to file this or any future proxy statements with the Securities and Exchange Commission (the “SEC”). The filing of this Proxy Statement does not serve as an indication of intention by the Company to file proxy statements relating to future actions of the Company. Shareholders should not rely or expect that the Company will make any future disclosures on a Proxy Statement on Schedule 14C, or any similar document, relating to company actions.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

This Information Statement is being furnished to the shareholders of Worthington Energy, Inc., a Nevada corporation, in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders to authorize the Board of Directors to undertake a Reverse Split of all outstanding shares of Common Stock by a factor of one-for-twenty-five (1-for-25) at such time and as the Board of Directors shall determine. Fractional shares will be rounded up to the nearest whole share.

The Board of Directors believes that consummation of the Reverse Split is in the best interests of the Company and its shareholders. Accordingly, on May 29, 2014, the Board of Directors unanimously approved the Reverse Split and directed that they be submitted for shareholder approval.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) is required to approve the Reverse Split. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share and each share of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), is entitled to 750 votes of Common Stock for each share of Series A Preferred Stock. As of June 4, 2014, there were outstanding 2,007,789,255 shares of Common Stock. As permitted by the Nevada Revised Statutes, on June 4, 2014, the Company received a written consent in lieu of a meeting of shareholders from holders of an aggregate of 131,112 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock representing approximately 65.13% of the total Common Stock voting rights approving the Reverse Split.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE SPLIT. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT.

The Reverse Split will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Reverse Split before it is consummated. This Information Statement is first being mailed on or about June 18, 2014 to holders of record of Common Stock as of the close of business on June 17, 2014.

SUMMARY INFORMATION IN QUESTION AND ANSWER FORMAT

The following information in question and answer format summarizes many of the material terms of the Company’s proposed Reverse Split. For a complete description of the terms and conditions of the Reverse Split, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Reverse Split?

Approval of the Reverse Split requires the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by holders of record of the 2,007,789,255 issued and outstanding shares of common stock as of June 4, 2014.

Who Voted in Favor Of The Shareholder Action?

Shareholders owning an aggregate of 131,112 shares of our Common Stock and 5,000,000 shares of our Series A Preferred Stock, with where each share of Series A Preferred Stock is entitled to 750 votes of Common Stock for each share of Series A Preferred Stock, voted in favor of the Reverse Split. Those shares represent approximately 65.13% of the voting power of Common Stock outstanding. Such shareholders shall be referred to as the “Majority Shareholders”.

Will the Shareholders That Voted In Favor of the Reverse Split Have Any Special Interest In The Shareholder Action?

Charles Volk, Chief Executive Officer of the Company, as the holder of 5,000,000 shares of Series A Preferred Stock, may be deemed to have an interest in the Reverse Split, as the voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 750 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

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Why Isn’t the Company Holding A Shareholders Meeting To Vote On the Proposed Reverse Split?

In order to lawfully close on the proposed Reverse Split, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Reverse Split. The shareholders voting in favor of the proposed Reverse Split represent approximately 65.13% of the voting power of Common Stock. Therefore, management concluded that because approving a transaction by the written consent of shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholder’s meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Reverse Split, management and the Board of Directors decided not to conduct a meeting of shareholders. Instead, the Majority Shareholders, representing a majority of the voting power of Common Stock signed written consents approving the Reverse Split and the transactions contemplated thereby.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

Company shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

There will be no federal or state income tax consequences to our Shareholders as a result of the Reverse Split.

What Will The Outstanding Stock Structure Be Following the Approval of the Reverse Split?

Once the reverse split and the increase in the authorized shares is completed, the Company will have the following common stock structure:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	6,490,000,000	2,007,789,255	4,482,210,745	6,490,000,000	80,311,571	6,409,688,430

Series A Preferred Stock	5,000,000	5,000,000	0	5,000,000	5,000,000	0

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PRIOR SHAREHOLDER APPROVAL

Our ability to undertake the Reverse Split without a meeting of our Shareholders is authorized by Section 78.320 of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws. The Nevada Revised Statutes generally provides that a Nevada corporation may substitute for action on a matter by its shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least a majority of the voting power of the Company’s outstanding capital stock present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Reverse Split. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further shareholder action on the Reverse Split. Holders of record of the Company’s Common Stock are entitled to notice of the action taken by written consent approving the Reverse Split.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock as of the Record Date, was required to approve the Reverse Split. Each holder of Common Stock was entitled to one vote on the matter, for each share of Common Stock held by such shareholder.

As of June 4, 2014, there were 2,007,789,255 shares of Common Stock outstanding. As of that date, the Majority Shareholders held 131,112 shares of our Common Stock and 5,000,000 shares of our Series A Preferred Stock, with where each share of Series A Preferred Stock is entitled to 750 votes of Common Stock for each share of Series A Preferred Stock, voted in favor of the Reverse Split, or approximately 65.13% of the total votes entitled to be cast by all holders of our Common Stock. The action by written consent approving the Reverse Split was dated June 4, 2014.

Dissenters’ Rights

In accordance with the Nevada Revised Statutes, our shareholders do not have dissenters’ or appraisal rights in connection with the Reverse Split.

No Appraisal Rights

Shareholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Certain Federal Income Tax Consequences

The Reverse Split will not result in any impact on our shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Reverse Split, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Reverse Split.

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ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

Summary

The Reverse Split authorizes our Board of Directors to undertake, at their discretion, a one-for-twenty-five (1-for-25) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock. Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split. Fractional shares, options and warrants will be rounded up to the nearest whole. We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor. All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

Reason for Reverse Split and Effect of Increasing the Number of Authorized Shares

The Reverse Stock Split is being undertaken in connection with our balance sheet clean up efforts in an attempt to compact our outstanding shares and increase our stock price to a meaningful level. It is the expectation of management that the Reverse Stock Split, in connection with our balance sheet clean up efforts will allow us to sustain a more appropriate value for our stock.

Following the effectiveness of the Articles of Amendment, subject to the rounding up of fractional shares to the nearest whole number, our capitalization will change as follows and assuming the conversions above as of June 4, 2014:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	6,490,000,000	2,007,789,255	4,482,210,745	6,490,000,000	80,311,571	6,409,688,430
Series A Preferred Stock	5,000,000	5,000,000	0	5,000,000	5,000,000	0

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The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•	conversion and extinguishment of convertible debt and securities

•	future acquisitions

•	investment opportunities

•	stock splits

•	stock dividends or other distributions

•	future financings and other corporate purposes

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. No further shareholder approval is required to issue the additional shares. These shares will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Principal Effects of the Reverse Split

If implemented, the principal effects of a reverse stock split would include the following:

The Common Stock resulting from the Reverse Split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The Reverse Split will be affected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. The actual number of shares required to convert or extinguish certain of the Company’s outstanding convertible debt will depend on the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

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A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is affected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

The Board may delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The Board believes that approval of this discretion provides the Board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its shareholders.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

If the Board of Directors decides to implement the Reverse Stock Split, the Company will be required to file with the Secretary of State of the State of Nevada articles of amendment to the Company’s Articles of Incorporation (as previously amended). The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your new shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

The Reverse Split will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

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Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 4,482,210,745 shares to approximately 80,311,571 shares.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 750 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. Such shares are held by the Company’s Chief Executive Officer. The Reverse Split will significantly increase the voting percentage of the Series A Preferred Stock.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

•	Every twenty-five (25) outstanding shares of the Common Stock will be combined into one new share of Common Stock;

•	The number of shares of Common Stock issued and outstanding will be reduced proportionately;

•	The total number of shares of Common Stock and preferred stock the Company is authorized to issue will be unchanged;

•	Appropriate adjustments will be made to stock options exercisable for shares of Common Stock granted under the Company’s stock option plans to maintain the economic value of the awards;

•	Proportionate adjustments would be made to the per share exercise price and conversion price and the number of shares issuable upon the exercise of all outstanding options and warrants, and conversion of convertible notes entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the Common Stock upon exercise of such options or warrants or conversion convertible notes immediately preceding the Reverse Split;

•	The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 750 to 1 basis and vote with the Company’s common stock; and

•	The voting preferences and conversion rights for each outstanding share of Series A Preferred Stock shall remain at a 750 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group:

Name of Owner	Title of Class	Number of Shares Beneficially Owned (1)		Percentage of Outstanding Shares of Common Stock (2)	Percentage of Voting Rights

Charles F. Volk, Jr.	Common Stock	6,387,112	(4)	3.18%	65.13%

Warren Rothouse	Common Stock	0		0%	0%

David Pinkman	Common Stock	20,000		*	*

Offers and Directors as a Group (3 persons)	Common Stock	2,407,112		3.19%	65.13%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 4, 2014 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Based on 2,007,789,255 shares of the Company’s common stock issued and outstanding as of May 8, 2014.
(3)	Mr. Volk beneficially owns 5,131,112 shares, which includes: (i) 2,000 shares of common stock held by Mr. Volk; (ii) 129,112 shares of common stock owned by the Charles Volk Revocable Family Trust, of which Mr. Volk is the Trustee and has investment and voting control over the shares held by the trust; (iii) options to acquire 6,000 shares of common stock; (iv) warrants to purchase 1,250,000 shares of common stock and (v) 5,000,000 shares issuable upon the conversion of 5,000,000 shares of Series A Preferred Stock owned by Mr. Volk. Charles Volk, as the Trustee of the Charles Volk Revocable Family Trust has investment and voting control over the shares held by the trust.

* Denotes less than 1%

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Charles Volk, Chief Executive Officer of the Company, as the holder of 5,000,000 shares of Series A Preferred Stock, may be deemed to have an interest in the Reverse Split, as the voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 750 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

Except as set forth in this Schedule 14C with regard to Mr. Volk, no officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer of director of the Company and the holder of shares of Common Stock as described above.

No director of the Company has indicated that he or she intends to oppose any of the actions proposed in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Date: June 17, 2014	By Order of the Board of Directors /s/ Charles F. Volk, Jr.
Charles F. Volk, Jr.

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